Exhibit 10.18

Name:
Position:
Effective Date:

INDEMNIFICATIOn AGREEMENT

This INDEMNIFICATION AGREEMENT (“Agreement”), effective as of the effective date set forth above, is by and between Stryve Foods, Inc., a Delaware corporation (“Company”), and the director and/or officer of the Company identified above (“Executive”). Certain defined terms used in this Agreement are set forth in Paragraph 15.

WITNESSETH:

WHEREAS, the Statute, which sets forth certain provisions relating to the mandatory and permissive indemnification of directors and officers (amongst others) of a Delaware corporation by such corporation, is specifically not exclusive of other rights to which those indemnified thereunder may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise and, thus, does not by itself limit the extent to which the Company may indemnify or advance expenses to persons serving as its directors and officers (amongst others);

WHEREAS, in order to induce and encourage highly experienced and capable individuals, such as the Executive, to serve as a director and/or officer of the Company and to otherwise promote the desirable end that such directors and officers will feel unrestrained by the threat of incurring personal liability and, therefore, take the business and entrepreneurial risks necessary to ensure the continued success and growth of the Company, secure in the knowledge that they will receive the maximum indemnification protection against such risks and liabilities as may be afforded by law, the Board has determined, after due consideration and investigation of the terms and provisions of this Agreement, in light of the circumstances and considerations set forth in these recitals and in the exercise of its good faith business judgment, that this Agreement is not only reasonable, fair and prudent, but also necessary to promote and ensure the best interests of the Company and its stockholders;

WHEREAS, in entering into this Agreement, both the Company and the Executive represent and agree, to the best of their knowledge, that at present there is no pending litigation or proceeding involving the Executive or any other director and/or officer of the Company where indemnification or advancement of Expenses under this Agreement (or other similar agreement or provision) would be required or permitted, nor does the Company or the Executive, to the best of their knowledge, know of any threatened litigation or proceeding or set of existing facts which may result in a claim for indemnification or advancement of Expenses under this Agreement (or under any other similar agreement or provision) by the Executive or any other director and/or officer; and

WHEREAS, the Company desires to have the Executive serve as a director and/or officer of the Company, free from undue concern for unpredictable, inappropriate and/or unreasonable legal risks and personal liabilities by reason of performing his or her duties to the Company and its stockholders or his or her status as such as a director and/or officer; and the Executive desires to serve as a director and/or officer of the Company; provided, and on the express condition, that he or she is furnished with the protections set forth hereinafter.

NOW, THEREFORE, in consideration of Executive’s continued service to the Company and in consideration of the premises, mutual covenants and agreements of the parties contained herein and the mutual benefits to be derived from this Agreement, and the delivery of other good and valuable consideration by the Executive, the receipt and sufficiency of which is hereby acknowledged by the Company, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1. Indemnification.

A. The Company hereby covenants and agrees, subject to the conditions and limitations set forth hereinafter in this Paragraph 1 and elsewhere in this Agreement, to indemnify and hold the Executive harmless if he or she is or was a party, or is threatened to be made a party, to any Action by reason of his or her status as, or the fact that he or she is or was or has agreed to become, a director and/or officer of the Company, and/or is or was serving or has agreed to serve as a director and/or officer of an Affiliate, and/or as to acts performed (or not performed) in the course of the Executive’s duties to the Company and/or to an Affiliate, against Liabilities and reasonable Expenses incurred by or on behalf of the Executive in connection with any Action, including, without limitation, in connection with the investigation, defense, settlement or appeal of any Action; provided, that it is not determined by the Authority, or by a court, pursuant to Paragraph 3 that the Executive has engaged in misconduct which constitutes a Breach of Duty.

B. To the extent the Executive has been successful on the merits or otherwise in connection with any Action, including, without limitation, the settlement, dismissal, abandonment or withdrawal of any such Action where the Executive does not pay, incur or assume any material Liabilities, or in connection with any claim, issue or matter therein, he or she shall be indemnified by the Company against reasonable Expenses incurred by or on behalf of him or her in connection therewith. The Company shall pay such Expenses to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Paragraph 2), or to such other person or entity as the Executive may designate in writing to the Company, within ten (10) days after the receipt of the Executive’s written request therefor, without regard to the provisions of Paragraph 3.

C. Notwithstanding any other provision contained in this Agreement to the contrary, the Company shall not:

(i) indemnify or advance Expenses to the Executive with respect to any Action initiated or brought voluntarily by the Executive (including any proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense), except with respect to Actions:

(a) brought to establish or enforce a right to indemnification and/or an advancement of Expenses under this Agreement or under the Statute as it may then be in effect or any other applicable statute or law or otherwise as required (unless a court of competent jurisdiction determines that each of the material assertions made by the Executive in such proceeding was not made in good faith or was frivolous); or

(b) as to which the Board has consented to the initiation of such proceedings;

(ii) indemnify the Executive against judgments, fines or penalties incurred in a Derivative Action if the Executive is finally adjudged liable to the Company by a court (unless the court before which such Derivative Action was brought determines that the Executive is fairly and reasonably entitled to indemnity for any or all of such judgments, fines or penalties); or

(iii) indemnify the Executive under this Agreement for any amounts paid in settlement or any Action effected without the Company’s written consent.

D. The Company shall not settle any Action in any manner which would impose any Liabilities or other type of limitation on the Executive without the Executive’s written consent. Neither the Company nor the Executive shall unreasonably withhold its, his or her consent to any proposed settlement.

E. The Executive’s conduct with respect to an employee benefit plan sponsored by or otherwise associated with the Company and/or an Affiliate for a purpose he or she reasonably believed to be in the interests of the participants in, and/or beneficiaries of, such plan is conduct which does not constitute a breach or failure to perform his or her duties to the Company or an Affiliate, as the case may be.

2. Advance Payment of Expenses.

A. The Company shall pay to the Executive, or such other person or entity as the Executive may designate in writing to the Company, in advance of the final disposition or conclusion of any Action (or claim, issue or matter associated with such Action) the Executive’s reasonable Expenses incurred by or on behalf of the Executive in connection with such Action (or claim, issue or matter associated with any such Action), within ten (10) days after the receipt of Executive’s written request therefor; provided, the following conditions are satisfied:

(i) the Executive furnishes to the Company an executed, written statement affirming his or her good faith belief that he or she has not engaged in misconduct constituting a Breach of Duty; and

(ii) the Executive furnishes to the Company an executed, written agreement to repay any advances made under this Paragraph 2 if it is ultimately determined that he or she is not entitled to be indemnified by the Company for such Expenses pursuant to this Agreement.

B. In the event the Company makes an advancement of Expenses to the Executive pursuant to this Paragraph 2, the Company shall be subrogated to every right of recovery the Executive may have against any insurance carrier from whom the Company has purchased insurance for such purpose.

3. Determination of Right to Indemnification.

A. Except as otherwise set forth in this Paragraph 3, any indemnification to be provided to the Executive by the Company under Paragraph 1A of this Agreement upon the final disposition or conclusion of any Action, or a claim, issue or matter associated with any such Action, unless otherwise ordered by a court, shall be paid by the Company to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Paragraph 2), or to such other person or entity as the Executive may designate in writing to the Company, within thirty (30) days after the receipt of Executive’s written request therefor. Such request shall include an accounting of all amounts for which indemnification is being sought. No further corporate authorization for such payment shall be required other than this Paragraph 3A.

B. Notwithstanding the foregoing, the payment of such requested indemnifiable amounts pursuant to Paragraph 1A may be denied by the Company if the Board, by a majority vote thereof, determines that the Executive engaged in misconduct which constitutes a Breach of Duty; provided, however, to that to the extent that a majority of the Board are party in interest to such Action, then the payment of such requested indemnifiable amounts pursuant to Paragraph 1A may be denied by the Company by a majority vote of disinterested directors of the Board finding that that the Executive engaged in misconduct which constitutes a Breach of Duty. In either event of nonpayment, the Board shall immediately authorize and direct, by resolution, that an independent determination be made as to whether the Executive engaged in misconduct which constitutes a Breach of Duty and, therefore, whether indemnification of the Executive is proper pursuant to this Agreement.

C. Such independent determination shall be made, at the option of the Board, by: (i) a panel of three arbitrators (selected as set forth in Paragraph 3D from the panels of arbitrators of the American Arbitration Association) in the city of the Company’s headquarters offices in accordance with the Commercial Arbitration Rules then prevailing of the American Arbitration Association; (ii) an independent legal counsel mutually selected by the Executive and the Board, by a majority vote of a quorum thereof consisting of directors who were not parties in interest to such Action (or, if such quorum is not obtainable, by a majority vote of the entire Board); or (iii) a court of competent jurisdiction. In any such determination there shall exist a rebuttable presumption that the Executive has not engaged in misconduct which constitutes a Breach of Duty and, therefore, is entitled to indemnification pursuant to this Agreement. The burden of rebutting such presumption by clear and convincing evidence shall be on the Company or any other party challenging such indemnification.

D. In the event a panel of arbitrators is to be employed hereunder pursuant to Paragraph 3C, one of such arbitrators shall be selected by the Board, by a majority vote of a quorum thereof consisting of directors who were not parties in interest to such Action (or, if such quorum is not obtainable, by an independent legal counsel chosen by a majority vote of the entire Board), the second by the Executive and the third by the previous two arbitrators.

E. In the event a panel of arbitrators or independent legal counsel is to be employed hereunder pursuant to Paragraph 3C: (i) the Authority shall make its independent determination hereunder within thirty (30) days of being selected and shall simultaneously submit a written opinion of its conclusions to both the Company and the Executive; and, (ii) in the event the Authority determines that the Executive is entitled to be indemnified for any amounts pursuant to this Agreement, the Company shall pay such amounts to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Paragraph 2), including interest thereon as provided in Paragraph 5C, or to such other person or entity as the Executive may designate in writing to the Company, within ten (10) days of receipt of such opinion.

F. In the event a court of competent jurisdiction is to be employed hereunder pursuant to Paragraph 3C and such court determines that the Executive is entitled to be indemnified for any amounts pursuant to this Agreement, the Company shall pay such amounts to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Paragraph 2), including interest thereon as provided in Paragraph 5C, or to such other person or entity as the Executive may designate in writing to the Company, within ten (10) days of receipt of such final judicial determination.

G. Each party shall pay its own Expenses associated with the indemnification process set forth in this Paragraph 3; provided that, (i) the Company, on the hand, and the Executive, on the other hand, shall each be responsible for 50% of the fees and expenses of the Authority (to the extent a panel of arbitrators or independent legal counsel is to be employed hereunder pursuant to Paragraph 3C) and (ii) in the event a court of competent jurisdiction is to be employed hereunder pursuant to Paragraph 3C, all Expenses incurred by the Executive in connection with any subsequent appeal of any such judicial determination shall be paid by the Executive regardless of the disposition of such appeal.

4. Termination of an Action Nonconclusive. The adverse termination of any Action against the Executive by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the Executive has engaged in misconduct which constitutes a Breach of Duty.

5. Partial Indemnification; Reasonableness; Interest.

A. In the event it is determined by the Authority, or by a court, that the Executive is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any Action, the Authority, or the court, shall authorize the reasonable proration and payment by the Company of such Liabilities and/or reasonable Expenses, with respect to which indemnification is sought by the Executive, among such claims, issues or matters as the Authority, or the court, shall deem appropriate in light of all of the circumstances of such Action.

B. In the event it is determined by the Authority, or by a court, that certain Expenses incurred by the Executive are for whatever reason unreasonable in amount, the Authority, or the court, shall nonetheless authorize indemnification or advancement to be paid by the Company to the Executive for such Expenses as the Authority, or the court, shall deem reasonable in light of all of the circumstances of such Action.

C. Interest shall be paid by the Company to the Executive, to the extent deemed appropriate by the Authority, or a court, at a reasonable interest rate, for amounts for which the Company indemnifies or advances to the Executive.

6. Insurance; Subrogation.

A. The Company may purchase and maintain insurance on behalf of the Executive against any Liability and/or Expense asserted against him or her and/or incurred by or on behalf of him or her in such capacity as a director and/or officer or other employee or agent of the Company and/or of an Affiliate, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such Liability or advancement of Expenses under the provisions of this Agreement or under the Statute as it may then be in effect. Except as expressly provided herein, the purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Company and/or the Executive under this Agreement and the execution and delivery of this Agreement by the Company and the Executive shall not in any way be construed to limit or affect the rights and obligations of the Company and/or of the other party or parties thereto under any such policy or agreement of insurance.

B. In the event the Executive shall receive payment from any insurance carrier and/or from the plaintiff in any Action against the Executive in respect of indemnified or advanced amounts after payments on account of all or part of such indemnified or advanced amounts have been made by the Company pursuant to this Agreement, the Executive shall promptly reimburse the Company for the amount, if any, by which the sum of such payment by such insurance carrier and/or such plaintiff and payments by the Company to the Executive exceeds such indemnified or advanced amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as co-insurance, retention or deductible amounts, shall not be deemed to be payments to the Executive hereunder.

C. In addition, upon payment of indemnified or advanced amounts under this Agreement, the Company shall be subrogated to the Executive’s rights against any insurance carrier in respect of such indemnified or advanced amounts, and the Executive shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds which the Company deems necessary or advisable to secure such rights. The Executive shall do nothing to prejudice such rights of recovery or subrogation.

7. Witness Expenses. The Company shall pay in advance or reimburse any and all reasonable Expenses incurred by the Executive in connection with his or her appearance as a witness in any Action at a time when he or she has not been formally named a defendant or respondent to such an Action, within ten (10) days after the receipt of the Executive’s written request therefor.

8. Nonexclusivity of Agreement. The rights to indemnification and the advancement of Expenses provided to the Executive by this Agreement shall not be deemed exclusive of any other rights to which the Executive may be entitled under any charter provision, bylaw, agreement, resolution, vote of stockholders or disinterested directors of the Company or otherwise, including, without limitation, under the Statute as it may then be in effect, both as to acts in his or her official capacity as such director, officer or other employee or agent of the Company and/or of an Affiliate or as to acts in any other capacity while holding such office or position, whether or not the Company would otherwise have the power to indemnify, contribute or advance Expenses to the Executive. Further, nothing contained in this Agreement shall in any way limit or otherwise affect any rights to indemnification or advancement of expenses that the Executive may have pursuant to the terms of any agreement between the Executive and Andina Acquisition Corp. III related to periods prior to the effective date hereof.

9. Notice to the Company; Defense of Actions.

A. The Executive agrees to promptly notify the Company in writing upon being served with or having actual knowledge of any citation, summons, complaint, indictment or any other similar document relating to any Action which may result in a claim of indemnification or advancement of Expenses hereunder, but the omission so to notify the Company will not relieve the Company from any liability which it may have to the Executive otherwise than under this Agreement unless the Company shall have been irreparably prejudiced by such omission.

B. With respect to any such Action as to which the Executive notifies the Company of the commencement thereof, except as otherwise provided below in Paragraph 9C, the Company (or any other indemnifying party, including any insurance carrier, similarly notified by the Executive and/or the Company) shall be entitled to assume the defense thereof, with counsel selected by the Company (or such other indemnifying party) and reasonably satisfactory to the Executive, or if the Company (or any other indemnifying party) does not assume the defense thereof, the Company shall be entitled to participate therein at its own expense.

C. After notice from the Company (or such other indemnifying party) to the Executive of its election to assume the defense of an Action, the Company shall not be liable to the Executive under this Agreement for any Expenses subsequently incurred by the Executive in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. The Executive shall have the right to employ his or her counsel in such Action but the Expenses of such counsel incurred after notice from the Company (or such other indemnifying party) of its assumption of the defense thereof shall be at the expense of the Executive unless: (i) the employment of counsel by the Executive has been authorized by the Company; (ii) the Executive shall have reasonably concluded that there may be a conflict of interest between the Company (or such other indemnifying party) and the Executive in the conduct of the defense of such Action; or (iii) the Company (or such other indemnifying party) shall not in fact have employed counsel to assume the defense of such Action, in each of which cases the Expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Derivative Action or any Action as to which the Executive shall have made the conclusion provided for in clause (ii) above.

10. Continuation of Rights and Obligations. Subject to Paragraph 14, the terms and provisions of this Agreement shall continue as to the Executive subsequent to the Termination Date, and such terms and provisions shall inure to the benefit of the heirs, executors, estate and administrators of the Executive and the successors and assigns of the Company, including, without limitation, any successor to the Company by way of merger, consolidation and/or sale or disposition of all or substantially all of the assets or capital stock of the Company. Except as provided herein, all rights and obligations of the Company and the Executive hereunder shall continue in full force and effect despite the subsequent amendment or modification of the Company’s Certificate of Incorporation or bylaws, as such are in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of directors or stockholders of the Company, or by any other corporate action which conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the Company and/or of the Executive hereunder.

11. Amendment and Modification. This Agreement may only be amended, modified or supplemented by the written agreement of the Company and the Executive, and any such mutually agreed upon amendment, modification or supplement shall not require stockholder or Board approval and/or ratification if such amendment, modification or supplement:

(i) is made in order to conform to or reflect any amendment or revision of the DGCL, including, without limitation, the Statute, which (a) expands or permits the expansion of the Executive’s rights to indemnification or advancement of Expenses thereunder; (b) limits or eliminates, or permits the limitation or elimination, of the liability of the Executive; or (c) or is otherwise beneficial to the Executive; or

(ii) in the sole judgment and discretion of the Board, does not materially adversely affect the rights and protections of the stockholders of the Company.

12. Governing Law. All matters with respect to this Agreement, including, without limitation, matters of validity, construction, effect and performance shall be governed by the internal laws of the State of Delaware applicable to contracts made and to be performed therein between the residents thereof (regardless of the laws that might otherwise be applicable under principles of conflicts of law).

13. Counterparts. This Agreement may be executed in two or more fully or partially executed counterparts each of which shall be deemed an original binding the signer thereof against the other signing parties, but all counterparts together shall constitute one and the same instrument. Executed signature pages may be delivered by any electronic means and may be removed from counterpart agreements and attached to one or more fully executed copies of this Agreement.

14. Severability. If any provision of this Agreement shall be deemed invalid or inoperative, or in the event a court of competent jurisdiction determines that any of the provisions of this Agreement contravene public policy in any way, this Agreement shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed on the part of any person, to be modified, amended and/or limited, but only to the limited extent necessary to render the same valid and enforceable, and the Company shall indemnify and hold harmless the Executive against Liabilities and reasonable Expenses with respect to any Action to the fullest extent permitted by any applicable provision of this Agreement that shall not have been invalidated and otherwise to the fullest extent otherwise permitted by the Statute as it may then be in effect.

15. Certain Definitions. The following terms as used in this Agreement shall be defined as follows:

A. “Action(s)” shall include, without limitation, any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether predicated on foreign, Federal, state or local law, whether brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, whether a Derivative Action and whether formal or informal.

B. “Affiliate” shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust, or other similar enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

C. “Authority” shall mean the panel of arbitrators or independent legal counsel selected under Paragraph 3C of the Agreement.

D. “Board” shall mean the Board of Directors of the Company.

E. “Breach of Duty” shall mean the Executive breached or failed to perform his or her duties to the Company or an Affiliate, as the case may be, and the Executive’s breach of or failure to perform those duties constitute:

(i) a breach of “Duty of Loyalty” (as defined herein) to the Company or its stockholders;

(ii) acts or omissions not in “Good Faith” (as further defined herein) or which involve intentional misconduct or a knowing violation of the law;

(iii) a violation of Section 174 of the DGCL; or

(iv) a transaction from which the Executive derived an improper personal financial profit (unless such profit is determined to be immaterial in light of all the circumstances).

In determining whether the Executive has acted or omitted to act otherwise than in “Good Faith,” as such term is used herein, the Authority, or the court, shall determine solely whether the Executive (i) in the case of conduct in his or her “Official Capacity” (as defined herein) with the Company, believed in the exercise of his or her business judgment, that his or her conduct was in the best interests of the Company; and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the best interests of the Company.

F. “Derivative Action” shall mean any Action brought by or in the right of the Company and/or an Affiliate.

G. “DGCL” shall mean the Delaware General Corporation Law.

H. “Duty of Loyalty” shall mean a breach of fiduciary duty by the Executive which constitutes a willful failure to deal fairly with the Company or its stockholders in connection with a transaction in which the Executive has a material undisclosed personal conflict of interest.

I. “Expenses” shall include, without limitation, any and all expenses, fees, costs, charges, attorneys’ fees and disbursements, other out-of-pocket costs, reasonable compensation for time spent by the Executive in connection with the Action for which he or she is not otherwise compensated by the Company, any Affiliate, any third party or other entity, and any and all other direct and indirect costs of any type or nature whatsoever.

J. “Liabilities” shall include, without limitation, judgments, amounts incurred in settlement, fines, penalties, and, with respect to any employee benefit plan, any excise tax or penalty incurred in connection therewith, and any and all liabilities of every type or nature whatsoever.

K. “Official Capacity” shall mean the office of director or officer in the Company, membership on any committee of directors, any other offices in the Company held by the Executive and any other employment or agency relationship between the Executive and the Company and “Official Capacity,” as such term is used herein, shall not include service for any Affiliate or other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

L. “Statute” shall mean DGCL Section 145 (or any successor provisions).

M. “Termination Date” shall mean the date the Executive ceases, for whatever reason, to serve as a director or officer the Company and/or any Affiliate.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

STRYVE FOODS, INC.

By:
Name:
Its:

EXECUTIVE

Name: